SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ______________

                                    FORM 8-K
                           CURRENT REPORT - AMENDMENT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 Date of report
                        (Date of earliest event reported)
                                January 21, 2003

                              GREENLAND CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

NEVADA . . . . . . . . .                            87-0439051
(State of Incorporation)  (I.R.S. Employer Identification No.)

                               17075 Via Del Campo
                           San Diego, California 92127
                    (Address of Principal Executive Offices)

                                 (858) 451-6210
              (Registrant's telephone number, including area code):

                      2111 Palomar Airport Road, Suite 200,
                               Carlsbad, CA 92009
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM  1.  CHANGE  IN  CONTROL  OF  REGISTRANT

On January 14, 2003, Greenland Corporation ("Greenland" or the "Company") completed its sale of 19,183,390 shares of Greenland common stock, which represent sixty percent (60%) of the issued and outstanding shares of the Company,. to Imaging Technologies Corporation ("ITEC"), Accordingly, there has been a change of control.

Additionally, the Company sold warrants to purchase 95,319,510 shares of Greenland common stock to ITEC, which will represent an additional thirty percent (30%) of the issued and outstanding shares of the Company.

The sale price for the shares and the exercise of the warrants was $2,250,000 in the form of a promissory note convertible into shares of common stock of ITEC, the number of which will be determined by a formula applied to the market price of the shares at the time that the promissory note is converted.

The warrants have been exercised, but are deliverable pursuant to the terms of the Closing Agreement, which details certain sales performance provisions.


EXHIBITS

EXHIBIT  NUMBER          DESCRIPTION
---------------          -----------

Exhibit 99.1 Secured Promissory Note in the amount of $2,250,000 issued by ITEC to Greenland, dated January 7, 2003.

Exhibit 99.2          Security Agreement, dated January 7, 2003 between ITEC and
                      Greenland.

Exhibit 99.3 Agreement to Acquire Shares, dated August 9, 2002 between ITEC and Greenland.

Exhibit  99.4          Closing Agreement, dated January 7, 2003 between ITEC and
                       Greenland.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     January  21,  2003

GREENLAND  CORPORATION

By:  /S/  Thomas  Beener

Name:  Thomas  Beener
Title:    Chief  Executive  Officer